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Michigan National Corporation and Subsidiaries



                                 PART 1 EXHIBIT



EXHIBIT (11)    COMPUTATION OF EARNINGS PER COMMON SHARE              (UNAUDITED)
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                       THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                                            JUNE 30                               JUNE 30
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                                                                      1995            1994                 1995              1994
                                                                      (1)             (2)                  (1)               (2)
- -----------------------------------------------------------------------------------------------------------------------------------
(in thousands, except per share)

PRIMARY
  Net Income                                                         $39,626         $63,294             65,306            $81,578
  If-converted-method adjustment  (1)                                   $181             N/A                418                N/A
                                                                   ---------------------------------------------------------------
                                                                      39,807          63,294             65,724             81,578

  Average common shares outstanding                                   13,647          15,233             13,446             15,211
  Common stock equivalents   (2)                                         386             351                597                263
                                                                   ---------------------------------------------------------------

  AVERAGE PRIMARY SHARES OUTSTANDING                                  14,033          15,584             14,043             15,474
                                                                   ===============================================================

  PRIMARY EARNINGS PER SHARE                                           $2.84           $4.06              $4.68              $5.27
                                                                   ===============================================================




FULLY DILUTED
  Net Income                                                         $39,626         $63,294            $65,306            $81,578
  If-converted-method adjustment  (1)                                   $181             N/A               $418                N/A
                                                                   ---------------------------------------------------------------
                                                                      39,807          63,294             65,724             81,578

  Average common shares outstanding                                   13,647          15,233             13,446             15,211
  Common stock equivalents  (2)                                          387             383                607                383
                                                                   ---------------------------------------------------------------

  AVERAGE FULLY DILUTED SHARES OUTSTANDING                            14,034          15,616             14,053             15,594
                                                                   ===============================================================

  FULLY DILUTED EARNINGS PER SHARE                                     $2.84           $4.05              $4.68              $5.23
                                                                   ===============================================================

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(1) The "If-converted-method" was used in calculating common stock equivalents for the three and six months ended June 30, 1995. Pursuant to the "If-converted-method" of calculating EPS, net income as reported in the Consolidated Statement of Income was adjusted to exclude interest expense relating to the Equity Contracts which are considered common stock equivalents.

(2) The "treasury stock method" was employed in calculating the common stock equivalents for the three and six months ended June 30, 1994. Under the "treasury stock method", the common stock equivalents are generally lower than under the "if-converted method".

        N/A-Not applicable